Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned directors of Penwest Pharmaceuticals Co., hereby severally constitute and appoint Caroline B. Manogue our true and lawful attorney-in-fact and agent, with full power of substitution, for each of us and in each of our names, places and steads, in any and all capacities, in connection with (i) the Registration Statement on Form S-3 (registration no. 333-153697); (ii) the Registration Statement on Form S-3 (registration no. 333-150180); (iii) the Registration Statement on Form S-8 (registration no. 333-152086); (iv) the Registration Statement on Form S-8 (registration no. 333-126897); (v) the Registration Statement on Form S-8 (registration no. 333-98801); (vi) the Registration Statement on Form S-8 (registration no. 333-66747); (vii) the Registration Statement on Form S-8 (registration no. 333-66741); (viii) the Registration Statement on Form S-8 (registration no. 333-66739); and (ix) the Registration Statement on Form S-8 (registration no. 333-66733) (collectively, the "Registration Statements") of Penwest Pharmaceuticals Co. (the "Company"), under the Securities Act of 1933, as amended (the "Securities Act"), including, without limiting the generality of the foregoing, to sign each of the Registration Statements in the name and on behalf of the Company or on behalf of the undersigned as a director of the Company, to sign any amendments and supplements relating thereto (including post-effective amendments) under the Securities Act and to sign any instrument, contract, document or other writing of or in connection with the Registration Statements and any amendments and supplements thereto (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, including this power of attorney, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed as of this 29th day of October, 2010.

/s/ Ivan P. Gergel, M.D.
Ivan P. Gergel, M.D.

/s/ David P. Holveck
David P. Holveck

/s/ Alan Levin
Alan Levin

/s/ Julie McHugh
Julie McHugh

/s/ Anne M. VanLent
Anne M. VanLent

[Power of Attorney]